Exhibit 10.1

NOTE PURCHASE AGREEMENT

Dated as of September 10, 2015

by and between

BLUE EARTH, INC.

as Borrower

and

JACKSON INVESTMENT GROUP, LLC, AS THE

PURCHASER OF 15% SENIOR SECURED NOTE

as Lender

______________________________________________________________________________

$10,600,000 SENIOR SECURED NOTE

______________________________________________________________________________

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (as modified, amended, extended, restated, amended and restated or supplemented from time to time, this “Agreement”), dated as of September 10, 2015, is being entered into by and between Blue Earth, Inc. (“Borrower”), a Nevada corporation, and Jackson Investment Group, LLC, a Georgia limited liability company, together with successors or registered assigns, as the Purchaser (the “Lender”).

RECITALS

WHEREAS, the Borrower has authorized a new 15.0% senior secured note (the “Note”) of the Borrower to repay and refinance the 12% Senior Secured Convertible Note due September 10, 2015 issued on March 10, 2015 by the Borrower to Jackson Investment Group, LLC (the “March Note”), pursuant to that certain Note and Warrant Purchase Agreement dated as of March 10, 2015 by and among the Borrower and the Lender (the “March Purchase Agreement”).

WHEREAS, the Lender wishes to purchase, and the Borrower wishes to sell, at the Closing, upon the terms and conditions stated in this Agreement, the Note substantially in the form attached hereto as Exhibit A;

WHEREAS, the Borrower shall use the proceeds of the Note issued pursuant to this Agreement to repay and refinance the March Note;

WHEREAS, repayment of the Note and the other Obligations (as defined below) are being guaranteed by certain subsidiaries of the Borrower pursuant to the terms of the Guaranty (as defined below and as amended by the Omnibus Amendment); and

WHEREAS, the Obligations (as defined below) are secured pursuant to that certain Pledge and Security Agreement, dated as March 15, 2015 by and among the Obligors (as defined below) and the Lender, as amended pursuant to the Omnibus Amendment  (as further amended, restated, supplemented or otherwise modified from time to time which remains in full force and effect regarding this Agreement and the Note, the “Pledge Agreement”), pursuant to which, among other things, Lender was granted a pledge of not less than 100% of the Equity Interests of the Borrower’s Subsidiaries (as defined herein) and a security interest in all assets of the Borrower and the Borrower’s Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Borrower and the Lender hereby agree as follows:

ARTICLE 1

DEFINITIONS; CERTAIN TERMS

Section 1.1

Definitions.  As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to a specified Person, another Person that (i) is a director or officer of such specified Person, or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Asset Sale” means (i) the sale of any Equity Interests of the Subsidiaries, or (ii) the sale of all or substantially all of the assets of the Borrower or any of the Subsidiaries.

 “Business Day” means any day other than Saturday or Sunday or any day that banks in New York, New York are required or permitted to close.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Brooks” means Brooks Heat & Power Ltd., a British Columbia, Canada corporation and indirect wholly-owned subsidiary of Borrower.

“Brooks Project” means the combined heat and power (CHP) plant located in Brooks, Alberta Canada that Borrower owns, for which Borrower shall use the majority of proceeds from the Note to finance the construction of said power facility to Commercial Operation Date as such term is customarily used in EPC contracts. It is understood that by definition, the Brooks Project has Permitted Liens, and shall have the ability to obtain up to $16.3 million of senior secured funds required during the construction phase of the Brooks Project from Caterpillar Financial Services Limited or any similar source (hereinafter referred to as “Cat Power Finance”) provided that (i) such lien subordination in favor of Cat Power Finance shall apply only to Collateral comprising the Brooks Project, and (ii) such loan and lien subordination documentation shall be acceptable in form and substance to Lender.

“Capital Expenditures” means any expenditure or obligation, which should be capitalized in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any and all warrants, rights, or options to purchase any of the foregoing, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalent Investment” means, at any time, (a) any evidence of debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Lender.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Pledge Agreement.

“Common Stock” means Borrower’s common stock, $0.001 per value per share.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of a Person or (ii) to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Destruction” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Collateral (i) in excess of $250,000 in the aggregate for any Fiscal Year or (ii) that results, individually or in the aggregate, in a Material Adverse Effect.

“Diligence Date” has the meaning set forth in Section 7.14.

“Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

“Event of Default” has the meaning set forth in Article 9.

“Event of Loss” means any destruction to, or any taking of, any asset or property of any of the Obligors or the Brooks Project.

“Existing Term Loan Agreement” means that certain Credit Agreement dated as of January 31, 2013, by and among Blue Earth, TCA Global Credit Master Fund LP and Blue Earth Subsidiaries (which, for purposes of this definition only include Maili PV 01 LLC and Sumter Heat & Power, LLC), as amended by that certain First Amendment to Credit Agreement dated as of September 11, 2013 and that certain Second Amendment to Credit Agreement, dated as of February 24, 2015, and the Global Amendment dated May 14, 2015, as further amended, restated, supplemented or modified from time to time.

 “Fiscal Year” means a fiscal year of the Borrower.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means (i) each of the Subsidiaries party to the Guaranty, including, without limitation, the New Subsidiary Guarantors, and (ii) any other Person that now or hereafter is a party to the Guaranty or otherwise agrees to guaranty any of the Obligations.  For the avoidance of doubt, Maili PV 01, LLC and Sumter Heat & Power, LLC are not party to the Guaranty and are not Guarantors.

“Guaranty” has the meaning set forth in Section 8.18.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging agreements, in each case, determined after taking into account any netting of payment obligations provided for under such agreements; and (xi) obligations under convertible securities of the Borrower.

“Inventory” has the meaning provided in the UCC.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt security or Equity Interest, by making any loan or advance, by becoming contingently liable in respect of obligations of such other Person, or by making an acquisition of all or any portion of the Capital Stock or assets in such other Person.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest.

“March Note” has the meaning set forth in the first Whereas clause of this Agreement.

“March Purchase Agreement” has the meaning set forth in the first Whereas clause of this Agreement.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, the Collateral, results of operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of the Borrower or any other Obligor to fully and timely perform their obligations under any Transaction Documents.

“Material Contract” means any contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Transaction Documents) for which breach,

nonperformance, cancellation, termination or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earliest of (a) February 29, 2016, or (b) such earlier date as the unpaid principal balance of the Note becomes due and payable pursuant to the terms of this Agreement and the Note.

“New Subsidiary Guarantors” has the meaning set forth in Section 5.1(a). “Note” has the meaning set forth in Section 2.1.

“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, interest calculated at the default rate and post-petition interest in any proceeding under any applicable bankruptcy law), and other fees, costs, expenses and other charges and other obligations under this Agreement, the Note and the other Transaction Documents, of the Borrower to the Lender (or any of Lender’s successors, permitted transferees or permitted assigns) of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise, whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

“Obligors” means the Borrower and each Guarantor.

“Omnibus Amendment” means that certain Omnibus Amendment and Joinder Agreement dated as of the date hereof by and among the Borrower and certain affiliates thereof and the Lender.

“Permitted Indebtedness” has the meaning set forth in the Note.

“Permitted Liens” has the meaning set forth in the Note.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Pledge Agreement” has the meaning set forth in the Recitals.

 “Proceeding” has the meaning set forth in Section 7.15.

 “Schedules” has the meaning set forth in ARTICLE 7.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 6.6.

“Security Documents” means the Pledge Agreement, Guaranty, and all other instruments, documents and agreements executed and/or delivered by any Obligor in order to grant to Lender a Lien on any Collateral as security for the Obligations or to perfect such Lien.

“Subsidiaries” means every direct or indirect subsidiary of Blue Earth, Inc., whether presently existing or hereafter acquired or formed, except for Maili PV 01, LLC and Sumter Heat & Power, LLC.  As used in this definition, the term subsidiary means, as to any Person, any corporation, limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (ii) in the case of a limited liability company, partnership or joint venture, in which such Person or a Subsidiary of such Person is a member, general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person or one or more of its Subsidiaries.

 “Taking” means any taking of any property of the Borrower or any of its Subsidiaries or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of such assets or any portion thereof, by any Governmental Authority, civil or military (i) in excess of $250,000 in the aggregate for any Fiscal Year or (ii) that results, either individually or in the aggregated,  in a Material Adverse Effect.

 “Transaction Documents” has the meaning set forth in Section 7.2.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, unless the context requires application of the Uniform Commercial Code as in effect in another State, in which case such term means the Uniform Commercial Code as in effect in such State.  For purposes of this Agreement, “UCC” also means the equivalent, similar or analogous statutes, regulations and other laws of Canada and each relevant province thereof (including, without limitation, the applicable Personal Property Security Act), as the same may be applicable, and any successor statute, regulation or law thereto.

Section 1.2

Terms Generally.

 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words

“asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.  References in this Agreement to “determination” by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

Section 1.3

Accounting and Other Terms

Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Borrower’s financial statements.

ARTICLE 2

BORROWER’S AUTHORIZATION OF ISSUE

Section 2.1

Senior Secured Note.

The Borrower has authorized the issuance to the Lender of its senior secured note in the aggregate principal amount of Ten Million Six Hundred Thousand Dollars ($10,600,000), to be dated the date of issue thereof, to mature on the Maturity Date, to bear interest as provided in Section 2.2 below and to be in the form of Exhibit A hereto (the “Note”).  The Borrower shall repay the outstanding principal balance plus all accrued and unpaid interest on the Note in full in cash on the Maturity Date unless accelerated or prepaid.  The term “Note” as used herein shall include each such senior secured Note delivered pursuant to any provision of this Agreement and each such senior secured Note delivered in substitution or exchange for, or otherwise in respect of, any other Note pursuant to any such provision.

Section 2.2

Interest.

The Borrower shall pay interest on the unpaid principal amount of the Note at the rates, time and manner set forth in Section 2 of the Note.

ARTICLE 3

PURCHASE AND SALE OF NOTE

Section 3.1

Closing

In consideration for the Lender’s payment of the Purchase Price (as defined below), the Borrower shall issue and sell to the Lender, and the Lender agrees to purchase from the Borrower on the Closing Date (as defined below), the Note in the aggregate principal amount of Ten Million Six Hundred Thousand Dollars ($10,600,000), in substantially the form attached hereto as Exhibit A. The closing (the “Closing”) of the purchase of such Note by the Lender shall occur on or before September 10, 2015, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 4.1 and Section 5.1 below (or such later date as is mutually agreed to in writing by the Borrower and the Lender).  The aggregate purchase price

(the “Purchase Price”) consideration for the Note payable by the Lender to the Borrower at the Closing shall be equal to Ten Million Six Hundred Thousand Dollars ($10,600,000).  On the Closing Date upon satisfaction of the conditions precedent to the Closing, (i) the Lender shall pay the Purchase Price to the Borrower by applying the Purchase Price to the repayment of the outstanding principal and accrued and unpaid interest on the March Note, on a dollar for dollar basis, with the excess of the Purchase Price after such application and application to any Lender fees and expenses required to be paid pursuant to Section 5.1(i), if any, paid to Borrower by wire transfer of immediately available funds to an account of the Borrower as specified in writing by Borrower to Lender, (ii) subject to receipt of payment in immediately available funds of all outstanding principal and accrued and unpaid interest in respect of the March Note (taking into account the application of the Purchase Price to payment of the March Note as provided above in this Section), the Lender shall cancel the March Note, and (iii) the Borrower shall issue and deliver to Lender the Note in the principal amount of Ten Million Six Hundred Thousand Dollars ($10,600,000), duly executed on behalf of the Borrower and registered in the name of the Lender or its designees.

ARTICLE 4

CONDITIONS TO THE BORROWER’S OBLIGATION TO SELL

Section 4.1

Closing

The obligations of the Borrower hereunder to issue and sell the Note to the Lender at the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a)

The Lender shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Borrower.

(b)

The Lender shall have delivered a payoff letter (the “Payoff Letter”) to the Borrower in respect of the March Note, and the Borrower shall have executed and delivered to Lender an acknowledgment and agreement to such payoff letter.  The Lender shall have applied the Purchase Price to the payment of the outstanding principal and accrued interest on the March Note as provided in Section 3.1 above, with the excess of the Purchase Price after such application and application to any Lender fees and expenses required to be paid pursuant to Section 5.1(i), if any, paid to Borrower for the Notes being purchased by the Lender at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Borrower; it being understood that if the Purchase Price is not sufficient in amount to repay in full the entire principal amount of the March Note and all accrued and unpaid interest thereon as stated in the Payoff Letter (taking into account the application of the Purchase Price to payment of the March Note as provided in Section 3.1 and application to any Lender fees and expenses required to be paid pursuant to Section 5.1(i)), then the Borrower shall pay to the Lender in immediately available funds on the Closing Date an amount sufficient to repay in full the entire principal amount of the March Note and all accrued interest thereon.

(c)

The representations and warranties of the Lender shall be true and correct in all material respects as of the Closing  Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

ARTICLE 5

CONDITIONS TO LENDER’S OBLIGATION
TO PURCHASE

Section 5.1

Closing

The obligation of the Lender hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a)

(i) The Borrower shall have executed and delivered to the Lender the Note being purchased by the Lender at the Closing pursuant to this Agreement, (ii) the Borrower and each other Obligor shall have executed and delivered the Omnibus Amendment, in form and substance satisfactory to the Lender, (iii) the Borrower and E2B Growth, Inc. and EnSite Power, Inc. (the “New Subsidiary Guarantors”) shall have executed and delivered to Lender a joinder agreement dated as of the date hereof, in form and substance satisfactory to Lender, whereby each such New Subsidiary Guarantor is joined as a party to the Guaranty and the Pledge Agreement, (iv) the Borrower and each other Obligor shall have executed and delivered to the Lender each of the other Transaction Documents to which it is a party, and (v) the Lender shall have received a duly executed counterpart of the Payoff Letter from the Borrower, and the Lender shall have received in immediately available funds from Borrower an amount sufficient to repay in full the entire principal amount of the March Note and all accrued and unpaid interest thereon as stated in the Payoff Letter (after taking into account the application of the Purchase Price to payment of the March Note as provided in Section 3.1 and application to any Lender fees and expenses required to be paid pursuant to Section 5.1(i));

(b)

The Borrower and each Obligor shall have executed and delivered, or caused to be delivered, to the Lender a certificate, executed by the secretary of such Person and dated the Closing  Date, as to (i) the resolutions consistent with Section 7.2 as adopted by the such Obligor’s board of directors (or similar governing body) in a form reasonably acceptable to the Lender (ii) each Obligor’s articles or certificate of incorporation (or similar document), each as in effect at the Closing, (iii) each Obligor’s by-laws (or similar document), each as in effect at the Closing, (iv) incumbency certification of each authorized officer/manager/member, as applicable, executing documents on behalf of such Obligor, and (v) no action having been taken by any Obligor or its stockholders, directors or officers in contemplation of any amendments to items (i), (ii), or (iii) listed in this Section 5.1(b), as certified in the form attached hereto as Exhibit C.

(c)

Searches of UCC filings (and equivalent in foreign jurisdictions, including PPSA filings in Canada) in the jurisdictions of formation or incorporation of each Obligor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lender’s security interests in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens shall have been obtained by Lender.

(d)

The filing of amended UCC financing statements, if necessary (and equivalent in foreign jurisdictions, including PPSA filings in Canada) naming the Obligors as debtor and the Lender as secured party  in each appropriate jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interests in the Collateral.

(e)

The representations and warranties of the Borrower and each other Obligor under this Agreement and the other Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date when made and as of each Closing  Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct in all material respects as of such specific date (without duplication of any materiality qualifier contained therein), and the Borrower and each other Obligor shall have performed, satisfied and complied in all material respects (without duplication of any materiality qualifier contained therein) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Borrower and such other Obligors at or prior to each Closing  Date.

(f)

The Borrower shall have caused to be executed and/or delivered to Lender such payoff letters, termination statements, lien releases and other similar items as Lender or its counsel may reasonably request, in form and substance reasonably acceptable to Lender and its counsel.

(g)

The New Subsidiary Guarantors shall have delivered, or caused to be delivered, to the Lender original stock/membership unit certificates, if any, evidencing any Pledged Equity (as defined in the Pledge Agreement) pledged to the Lender pursuant to the Pledge Agreement (as amended pursuant to the Pledge Amendment) together with duly executed in blank, undated stock or unit powers attached thereto;

(h)

The Borrower and the Subsidiaries shall have executed and/or delivered to the Lender such other documents relating to the transactions contemplated by this Agreement as the Lender or its counsel may reasonably request, including a legal opinion from counsel to the Obligors in form and substance reasonably satisfactory to the Lender and its counsel.

(i)

No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the Note at the Closing.

(j)

The Borrower shall have paid to the Lender all fees and expenses due and payable to the Lender on the Closing Date, including but not limited to, the payment of all fees and expenses of legal counsel and other advisors to the Lender in connection with the transactions contemplated by the Transaction Documents and the preparation, negotiation, execution and delivery of the Transaction Documents.  The Borrower hereby authorizes the Lender to deduct from the proceeds of the Purchase Price to be paid pursuant to Section 3.1 all such fees and expenses to the extent not paid directly by the Borrower on the Closing Date.

ARTICLE 6

LENDER’S REPRESENTATIONS AND WARRANTIES

The Lender represents and warrants as of the Closing Date that:

Section 6.1

No Public Sale or Distribution

The Lender is acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Lender does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  The Lender does not presently have any agreement or understanding, directly or indirectly, with any Person to assign, sell or transfer the Note.

Section 6.2

Investor Status

(a) The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a sophisticated investor who can afford the risk of this investment pursuant to Section 4(a)(2) of the 1933 Act.

(b)

The Lender is a United States person.

Section 6.3

No Governmental Review

The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note or the fairness or suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the purchase of the Note.

Section 6.4

Transfer or Resale

The Lender understands that the Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred except pursuant to an effective registration statement or an exemption from registration; provided, however, that, the Note may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Note and such pledge of the Note shall not be deemed by the Borrower to be a transfer, sale or assignment of the Note hereunder, and the Lender effecting such a pledge of the Note shall not be required to provide the Borrower with any notice thereof or otherwise make any delivery to the Borrower pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 6.4.

Section 6.5

Valid and Binding Obligations

The Lender has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

Section 6.6

Offering Documents

The following filings (the “SEC Documents”) made by the Borrower with the U.S. Securities and Exchange Commission (the “SEC”), all of which have been provided to the Lender or are available at the SEC’s website (www.sec.gov) consist of the Borrower’s Annual Report on Form 10-K for December 31, 2014, as amended; Form 10-Q for the quarter ended June 30, 2015, all Form 8-K’s filed since January 1, 2015 through the date hereof, and definitive proxy statement dated June 13, 2015 under which this Offering is being made, all of which are incorporated by reference herein.  The Lender acknowledges receipt of the SEC Documents and all exhibits thereto and other documents furnished in connection with this transaction and provided (collectively, the “Offering Documents”) and hereby represents that it has been furnished by the Borrower during the course of this transaction with all information regarding the Borrower which it has requested or desires to know; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Borrower concerning the terms and conditions of the Offering, and any additional information which it had requested.

Section 6.7

Tax Consequences

The Lender acknowledges that this Offering may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Lender acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of a purchase of Note.  The Lender acknowledges that it has had an opportunity to consult with counsel of its choice and that it must retain its own legal advisor.  The Lender has not relied on the Borrower, its officers, directors, or professional advisors for advice as to such tax consequences.

Section 6.8

No Other Representations

No oral or written representations have been made other than as stated in this Agreement or in a Transaction Document.

Section 6.9

Use of Proceeds

The undersigned understands that the proceeds of the Note (after deduction for Lender fees and expenses pursuant to Section 5.1(i)) will be used to repay and refinance the March Note.  Neither Lender nor Borrower will pay any commission with respect to this transaction.

Section 6.10

Survival of Representations

The undersigned Lender acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of the Note.

Section 6.11

Regulation FD

The Lender understands that the fact that the Borrower is undertaking this offering, as well as certain information contained in this Agreement, may be considered to be material, non-public information under Regulation FD (Fair Disclosure) promulgated under the 1934 Act.  Each recipient expressly agrees to maintain such information in confidence until such time as public disclosure of same is made.

ARTICLE 7

BORROWER’S REPRESENTATIONS AND WARRANTIES

As an inducement to the Lender to enter into this Agreement and to consummate the transactions contemplated hereby, the Borrower and each Obligor represents and warrants to the Lender that each and all of the following representations and warranties (as supplemented by the disclosure schedules attached hereto and made a part of this Agreement (the “Schedules”)) are true and correct as of the Closing Date.  The Schedules shall be arranged by the Borrower in paragraphs corresponding to the sections and subsections contained in this ARTICLE 7 and shall be a part of this Agreement.

Section 7.1

Organization and Qualification

The Borrower and each Obligor are entities duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated, and have the requisite power and authorization to own their properties, carry on their business as now being conducted, enter into the Transaction Documents to which they are party and carry out the transactions contemplated thereby.  The Borrower and each Obligor is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.  All Capital Stock or other equity or similar interests of the Subsidiaries is directly or indirectly owned by the Borrower.  All of the Borrower’s foreign and domestic, direct and indirect, subsidiaries (other than Maili PV 01, LLC and Sumter Heat & Power, LLC) existing as of the Closing Date are signatories to the Guaranty.

Section 7.2

Authorization; Enforcement; Validity

Each Obligor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Note to which it is party, the Pledge Agreement (as amended pursuant to the Omnibus Amendment, the Guaranty (as amended pursuant to the Omnibus Amendment), and each of the other agreements, documents and certificates entered into executed and delivered by any Obligor to Lender in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Note in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Borrower and each Obligor has been duly authorized by the Borrower’s and each Obligor’s Board of Directors and the consummation by the Borrower and each Obligor of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note by the Borrower and each Obligor, has been duly authorized by their respective Board of Directors, and no further filing, consent, or authorization is required by any Borrower and each Obligor, their respective boards of directors (or other governing body) or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Borrower and each Obligor and constitute the legal, valid and binding obligations of the Borrower and each Obligor, enforceable against the Borrower and each Obligor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable regulatory, bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 7.3

Issuance of Note

The Note is duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. Assuming the truth and accuracy of the representations and warranties of the Lender set forth in ARTICLE 6 of this Agreement, the issuances by the Borrower of the Note is exempt from registration under the 1933 Act.

Section 7.4

No Conflicts

The execution, delivery and performance of the Transaction Documents by the Borrower and each Obligor and the consummation by the Borrower and each Obligor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note) will not (i) result in a violation of  Borrower’s or any Obligor’s certificate or articles of incorporation or bylaws or other governing documents, or the terms of any capital stock or other equity interests of the Borrower or any Obligor; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any Obligor is a party; or (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of the Borrower or any Obligor.

Section 7.5

Consents.

 None of the Obligors is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration (collectively, “Consents and Filings”) with, any court, governmental agency or any regulatory or self-regulatory agency or authority or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than  (x) UCC filings, and equivalent foreign filings with respect to any foreign organized Subsidiary required to perfect liens granted under the Pledge Agreement and (y) and federal and state securities law filings).  All Consents and Filings which the Obligors are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Borrower is unaware of any facts or circumstances which might prevent it or any other Obligor from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

Section 7.6

Subsidiary Rights

The Borrower has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital and other equity securities of the Subsidiaries as owned by the Borrower.

Section 7.7

Equity Capitalization; Authorized Common Stock.  The authorized and issued and outstanding Capital Stock of the Borrower is as set forth in Schedule 7.7 and described in the SEC Documents.  All of such outstanding shares of Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable and are owned by the Persons and in the amounts set forth in the SEC Filings.  Except as set forth on Schedule 7.7 and/or in the SEC Filings (i) none of Borrower’s or any Subsidiary’s Capital Stock in Borrower or any Subsidiary is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Borrower or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock in the Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional Capital Stock in Borrower or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock in the Borrower or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of its Subsidiaries securities under the 1933 Act; (iv) there are no outstanding securities or instruments of the Borrower or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to redeem a security of the Borrower or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, and (vi) none of the Borrower or any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

Section 7.8

Indebtedness and Other Contracts

Except as disclosed on Schedule 7.8,  no Obligor (i) has any outstanding Indebtedness (other than trade debt as incurred in the ordinary course of business and not past due by more than 90 days), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or any contract, agreement or instrument entered into in connection therewith that could reasonably be expected to result in, either individually or in the aggregate,  a Material Adverse Effect, or (iv) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Borrower or any of its Subsidiaries or by which the Borrower or any of its Subsidiaries is or may become bound; or (v) there are no financing statements in respect of any securing obligations in any material amounts, any singly or in the aggregate, filed in connection with the Borrower or any of its Subsidiaries and no Liens on any Collateral other than Permitted Liens.

Section 7.9

Off Balance Sheet Arrangements

There is no transaction, arrangement, or other relationship between the Borrower or any Obligor and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in a 1934 Act filing or that otherwise would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.10

Ranking of Note

The Note will rank pari passu with all other senior Indebtedness of the Borrower, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

Section 7.11

Title

Except as described in the SEC Documents, the Borrower and each Obligor has (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property rights), and (iv) good and marketable title to (in the case of all other personal property) all of its real property and other properties and assets owned by it which are material to the business of Borrower or Brooks, in each case free and clear of all liens, encumbrances and defects, other than Permitted Liens.  Any real property and facilities held under lease by the Borrower or Brooks are held by it under valid, subsisting and enforceable leases.

Section 7.12

Intellectual Property Rights

The Borrower and each Obligor owns or possesses adequate and valid rights to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) that are necessary to conduct its respective businesses as now conducted, and such Intellectual Property Rights are free and clear of all liens, encumbrances and defects other than Permitted Liens; (i) neither the Borrower nor any other Obligor has any knowledge of any infringement, misappropriation, dilution or other violation by the Borrower or each Obligor of Intellectual Property Rights of other Persons; (ii) neither the Borrower nor any other Obligor has any knowledge of any infringement, misappropriation, dilution or other violation by any other Persons of the Intellectual Property Rights of the Borrower or any other Obligor; (iii) there is no claim, action or proceeding pending or, to the knowledge of each of the Borrower and each Obligor, threatened in writing, against the Borrower or any other Obligor regarding its Intellectual Property Rights or the Intellectual Property Rights of other Persons; and (iv) neither the Borrower nor any other Obligor is aware of any facts or circumstances of reasonable likelihood of giving rise to any of the foregoing infringements or claims, actions or proceedings. The Borrower and each Obligor has taken and is taking commercially reasonable measures, consistent with industry standards, to maintain and protect the value of its Intellectual Property Rights.

Section 7.13

Creation, Perfection, and Priority of Liens

The Security Documents are effective to create in favor of the Lender, a legal, valid, binding, and (upon the filing of the appropriate UCC financing statements and equivalent filings in respect of any foreign organized Subsidiaries) enforceable first-priority perfected security interest and Lien in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding, and enforceable security interest and Lien in such Collateral may be created under applicable law including without limitation, the UCC and any other applicable governmental agencies.

Section 7.14

Absence of Certain Changes

Since January 1, 2015 (the “Diligence Date”), there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Borrower or each Obligor.  Since the Diligence Date, except as incurred in the ordinary course of business, the Borrower and each Obligor has not (i) declared or paid any dividends, or (ii) sold any assets (other than the sale of Inventory in the ordinary course of business).  Neither the Borrower nor any Obligor has taken any steps to seek protection pursuant to any bankruptcy law nor does the Borrower or any Obligor have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  Neither the Borrower nor any Obligor intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Neither the Borrower nor any Obligor has any knowledge of any facts or circumstances which leads it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.  Neither Borrower nor any Obligor is, as of the Closing Date, and after giving effect to the transactions contemplated hereby to occur at the Closing, will be, Insolvent.

Section 7.15

Absence of Litigation

Except as set forth on Schedule 7.15 and in the SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including, without limitation, the SEC, self-regulatory organization or other governmental body) (in each case, a “Proceeding”) pending or, to the knowledge of Borrower or any Obligor, threatened in writing against or affecting Borrower or any Obligor or any of Borrower’s or any

Obligor’ officers or directors, which (i) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (ii) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or (iii) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

Section 7.16

No Undisclosed Events, Liabilities, Developments or Circumstances

Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Borrower or any Obligor or their respective business, properties, prospects, operations or financial condition, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

Section 7.17

No Disagreements with Accountants and Lawyers

There are no disagreements of any kind presently existing, or reasonably anticipated by the Borrower or any Obligor to arise, between the Borrower or any Obligor and the accountants and lawyers formerly or presently employed by the Borrower and any Obligor which could affect the ability of the Borrower or any Obligor to perform either of their obligations under any of the Transaction Documents.

Section 7.18

Tax Status.

The Borrower and each Obligor (i) have made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, except prior to the Closing  Date where any failure to do so did not result in any material penalties to the Borrower or any Obligor, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by the Borrower or each Obligor as shall be required in conformity with GAAP), and the officers of the Borrower and each Obligor know of no basis for any such claim.

Section 7.19

Transfer Taxes

On each applicable Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Note to be sold to the Lender hereunder, or the issuance of the Commitment Fee Shares, will be, or will have been, fully paid or provided for by the Borrower, and all laws imposing such taxes will be or will have been complied with.

Section 7.20

Conduct of Business; Regulatory Permits

Neither the Borrower nor any Obligor is in violation of any term of or in default under its certificate or articles of incorporation or bylaws or other governing documents.  Neither the Borrower nor any Obligor is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Borrower or any Obligor.  Neither the Borrower nor any Obligor has received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits.  Except as set forth on Schedule 7.5, the Borrower and each Obligor are in compliance with all laws, rules, regulations and ordinances of all applicable Governmental Authorities and all applicable state regulatory and similar laws, rules, regulations and orders, except to the extent any such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.21

Foreign Corrupt Practices

Neither the Borrower nor any Obligor, nor any director, officer, employee or other Person acting on behalf of the Borrower or any Obligor has, in the course of its actions for, or on behalf of, the Borrower or any Obligor (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 7.22

Environmental Laws

To the best of their knowledge, the Borrower and each Obligor (a) (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all material terms and conditions of any such permit, license or approval, and (iv) has no outstanding Liability under any Environmental Laws and is not aware of any facts that could reasonably result in Liability under any Environmental Laws, in each of the foregoing clauses of this clause (a), except to the extent, either individually or in the aggregate,  a Material Adverse Effect could not reasonably be expected to occur, and (b) has provided Lender with copies of all environmental reports, assessments and other documents related to any material Liability under any Environmental Laws.

Section 7.23

Margin Stock

Neither the Borrower nor any Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds from the issuance of any Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.24

Investment Company

Neither the Borrower nor any Obligor is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 7.25

U.S. Real Property Holding Corporation

Neither the Borrower nor any Obligor is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, as amended, and the Borrower will so certify upon the request of the Lender.

Section 7.26

Internal Accounting and Disclosure Controls

Except as disclosed in the SEC Filings, the Borrower and each Obligor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

Section 7.27

Financial Statements

Each of the (a) consolidated audited financial statements of Borrower and its consolidated subsidiaries dated December 31, 2014, (b) consolidated unaudited financial statements of Borrower and its subsidiaries dated June 30, 2015 for the six-month period then ended, were prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 7.28

Transactions With Affiliates

Except (i) as set forth in the SEC Documents and Schedule 7.28  and (ii) for transactions that have been entered into on terms no less favorable to the Borrower and each Obligor than those that might be obtained at the time from a Person who is not an officer, director or employee, none of the officers, directors or employees of the Borrower or each Obligor is presently a party to any transaction with the Borrower or each Obligor (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 7.29

Acknowledgment Regarding Lender’s Purchase of Note

The Borrower acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Lender is (i) not an officer or director of Borrower or any other Obligor, or (ii) not an Affiliate of Borrower or any other Obligor, however, it is a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the shares of Capital Stock of Borrower.  The Borrower further acknowledges that the Lender is not acting as a financial advisor or fiduciary of Borrower or any other Obligor (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Lender or either of its representatives in connection with the Transaction Documents and the transactions contemplated hereby, and thereby is merely incidental to the Lender’s purchase of the Notes.  The Borrower further represents to the Lender that the Borrower’s and each other Obligor’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Borrower, the other Obligors and their respective representatives.

Section 7.30

Insurance

Each Obligor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which such Obligor is engaged.  None of the Obligors has been refused any insurance coverage sought or applied for and none of the Obligors believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 7.31

Employee Relations

None of the Obligors is a party to any collective bargaining agreement or employs any member of a union in such person’s capacity as a union member or to perform union labor work.  Each of the Obligors believe that their relations with their employees are good.  As of each Closing Date, no executive officer of any Obligor has notified such Obligor that such officer intends to leave such Obligor or otherwise terminate such officer’s employment with such Obligor.  As of each Closing Date, no executive officer of any Obligor, to the knowledge of the Borrower, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.  Each Obligor is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 7.32

Disclosure

Notwithstanding any other provision of this Agreement, all disclosure provided to the Lender regarding the Obligors, their respective business and properties, and the transactions contemplated hereby, including the Schedules to this Agreement and the SEC Documents furnished by or on behalf of the Borrower, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC applicable to such SEC Documents.  No event or circumstance has occurred or information exists with respect to any Obligor or any of their respective business, properties, prospects, operations or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by any Obligor but which has not been so publicly announced or disclosed.  Each Obligor (i) is financially experienced and sophisticated, (ii) has been represented by competent counsel in connection with negotiation of the Transaction Documents, which negotiations have been conducted on an arm’s length basis in good faith, and (iii) is entering into the Transaction Documents of its own free will without duress or other unconscionable conduct on the part of the Lender, the proceeds of which in part are being used to finance the Brooks Project.

Section 7.33

Patriot Act

To the extent applicable, each Obligor is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 7.34

Material Contracts

The SEC Filings contain a true, correct and complete list of all the Material Contracts of the Borrower and the other Obligors, and, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

ARTICLE 8

COVENANTS

So long as the Note or any other Obligations shall remain outstanding pursuant to the Transaction Documents, unless the Lender shall otherwise consent in the manner set forth in Section 11.6, the Borrower and shall cause each of its Subsidiaries to comply with the following covenants in this Article 8:

Section 8.1

Deliveries

The Borrower agrees to deliver the following to the Lender:

(a)

Annual Reports.  The Borrower shall deliver to the Lender a copy of its Annual Report on Form 10-K, including the audited financial statements for the fiscal year ended December 31, 2015 not later than March 31, 2016.

(b)

Quarterly Reports.  The Borrower shall deliver to the Lender a copy of its quarterly Reports on Form 10-Q not later than forty-five (45) days from the end of each calendar quarter until repayment in full of the Note.

(c)

Brooks Related Reports.  Within fifteen (15) days after the end of each calendar quarter while the Note remains outstanding, the Borrower shall deliver for the most recent ended quarter, in reasonable detail, and certified by the Chief Financial Officer of the Borrower as being true and correct, a report summarizing the status of the Brooks Project invested in.

Section 8.2

Notices

The Borrower agrees to deliver the following to the Lender:

(a)

Collateral Information.  Upon request of the Lender, a certificate of one of its duly authorized officers (i) either confirming that there has been no material change in the information concerning the Collateral or in the names and jurisdiction of organization of the Obligors as specified in the representations and warranties in the Pledge Agreement (and in the Schedules thereto) since the Pledge Agreement was executed or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and other appropriate filings, recordings and registrations have been filed of record in each governmental, municipal and other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such certificate) to the extent necessary to effect, protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(b)

Notice of Default.  Promptly upon any officer of Borrower or any other Obligor obtaining knowledge, (i) of any condition or event that constitutes a default or an Event of Default or that notice has been given to Borrower or any other Obligor with respect thereto; (ii) that any Person has given any notice to Borrower or any other Obligor or taken any other action with respect to any event or condition set forth in the Note; (ii) any default or event of default under the Existing Term Loan Agreement, or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its chief executive officer or chief financial officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and the action(s) the Borrower or other applicable Obligor has taken, is taking and proposes to take with respect thereto;

(c)

Notice of Litigation.  Promptly upon any officer of Borrower or any other Obligor obtaining knowledge of (i) the institution of, or non-frivolous threat of, any adverse Proceeding not previously disclosed in writing by the Borrower to the Lender, or (ii) any material development in any adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Borrower or any other Obligor to enable the Lender and its counsel to evaluate such matters;

(d)

Existing Term Loan Reports and Notices.  The Company shall deliver to Lender copies of all reports and notices required to be delivered to TCA Global Credit Master Fund LP (“TCA”) at the same time as such reports and notices are delivered to TCA;

(e)

Corporate Information.  Ten (10) Business Days’ prior written notice of any change (i) in any Obligor’s corporate name, (ii) in any Obligor’s identity or organizational structure, (iii) in Borrower’s jurisdiction of organization, or (iv) any Obligor’s Federal Taxpayer Identification Number or state organizational identification number.  The Borrower agrees not to effect or permit any change by itself or any other Obligor of the type referred to in the preceding sentence unless all filings have been made under the UCC or otherwise and all other actions that are required in order for the Lender to continue at all times following such change to have a valid, legal and first-priority perfected security interest in all the Collateral as contemplated in the Pledge Agreement and other Transaction Documents;

(f)

Event of Loss.  Promptly (and in any event within three (3) Business Days) notice of (i) any claim with respect to any liability against the Brooks Project or any Obligor that (A) is in excess of $250,000 and (B) could reasonably be expected to result in a Material Adverse Effect or (ii) any event which, with or without the passage of time, could reasonably be expected to constitute an Event of Loss.

(g)

Other Information.  Promptly upon their becoming available, deliver copies of all press releases and other statements made available generally by the Borrower or any Obligor to the public concerning the Brooks Project and such other information and data with respect to the Borrower or any other Obligor as from time to time may be reasonably requested by the Lender.

Section 8.3

Rank

All Indebtedness due under the Note shall rank pari passu  in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, with all other senior Indebtedness of Borrower.

Section 8.4

Existence of Liens.  Borrower shall not, and Borrower shall not permit any Obligor to, directly or indirectly, allow or suffer to exist any Liens, other than Permitted Liens.

Section 8.5

Mergers; Acquisitions; Asset Sales

Borrower shall not, and Borrower shall not permit any Obligor to, directly or indirectly, in any single transaction or series of related transactions (a) be a party to any merger or consolidation, (b) consummate any Investment (other than (x) Cash Equivalent Investments, and (y) Investments by the Borrower or any other Obligors in another Obligor, and (z) investments by any Obligor in Borrower), or (c) consummate any Asset Sale, other than with the prior written consent of the Lender.

Section 8.6

Insurance.  Borrower shall, and shall cause each Obligor to, keep all property owned by it properly insured against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of the Obligors, with such companies, in such amounts, with such deductibles and under policies in such customary form.  Certificates of insurance or, if requested by the Lender, original (or certified) copies of such policies of insurance have been or shall be, promptly following such request, delivered to the Lender, and shall contain an endorsement, in form and substance reasonably acceptable to Lender, showing loss under such insurance policies payable to the Lender.  Borrower will and will cause each Obligor to use commercially reasonable efforts to ensure that such endorsement, or an independent instrument furnished to the Lender, shall provide that the insurance company shall give the Lender at least thirty (30) days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Obligor or any other Person shall affect the right of the applicable Obligor to recover under such policy of insurance in case of loss or damage and to use such proceeds to acquire additional Equity Interests.

(a)

Borrower shall, and shall cause each Obligor to maintain, at its expense, such public liability and third-party property damage insurance as is customary for Persons engaged in businesses similar to that of the Obligors with such companies and in such amounts with such deductibles and under policies in such form as shall be reasonably satisfactory to the Lender and certificates of insurance or, if requested by the Lender, original (or certified) copies of such policies have been or shall be, promptly following such request, delivered to the Lender; each such policy shall contain an endorsement showing the Lender as additional insured thereunder and Borrower shall and shall cause each Obligor to use its commercially reasonable efforts to ensure that the endorsement provides that the insurance company shall give the Lender at least thirty (30) days’ written notice before any such policy shall be altered or canceled.

(b)

If Borrower or any other Obligor shall at any time or times hereafter fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Lender reasonably deems advisable.  Such insurance, if obtained by the Lender, may, but need not, protect the applicable Obligor’s interests or pay any claim made by or against any applicable Obligor with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance the Borrower or any other Obligor may be able to obtain on its own and may be cancelled only upon the Borrower providing evidence that it or the applicable Obligor has obtained the insurance as required above.  All sums disbursed by the Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute part of the obligations due and owing hereunder, shall be payable on demand by the Borrower to the Lender and, until paid, shall bear interest at the highest rate applicable to Note hereunder.

Section 8.7

Corporate Existence and Maintenance of Properties.  Borrower shall, and shall cause each other Obligor to, maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect).  Borrower will, and will cause each other Obligor to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and other Obligors and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 8.8

Non-circumvention.  The Borrower hereby covenants and agrees that it will not, nor will it permit any other Obligor to, by amendment of its articles or certificate of incorporation or formation, bylaws, operating agreement, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the other Transaction Documents, and the Borrower will and will cause each other Obligor to at all times in good faith carry out all of the provisions of this Agreement and the other Transaction Documents and take all action as may be reasonably required to protect the rights of the Lender.

Section 8.9

Conduct of Business.  The Borrower shall not and shall not permit any other Obligor to engage in any line of business other than the businesses engaged in on the Closing Date except upon prior written consent of the Lender.

Section 8.10

U.S. Real Property Holding Corporation.  Neither the Borrower nor any other Obligor shall become a U.S. real property holding corporation or permit or cause its shares to be U.S. real property interests, within the meaning of Section 897 of the Code.

Section 8.11

Compliance with Laws.  The Borrower shall, and shall cause each Obligor to: (i) comply in all material respects with federal, state and other applicable securities laws, and (ii) comply in all material respects with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws).

Section 8.12

Additional Collateral.  With respect to any Property acquired after the Closing Date as to which the Lender, does not have a perfected Lien, the Borrower shall and shall cause and each applicable other Obligor shall promptly (i) execute and deliver to the Lender, such amendments to the Security Documents or such other documents as the Lender, deem necessary or advisable to grant to the Lender, a security interest in such Property and (ii) take all other actions necessary or advisable to grant to the Lender, a perfected first priority security interest in such Property, including, without limitation, the filing of mortgages, confessions of judgment and UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Lender.

Section 8.13

Audit Rights; Field Exams; Meetings.  The Borrower shall, upon reasonable prior written notice (except during the occurrence and continuance of an Event of Default, when such written notice shall not be required), subject to reasonable safety and security procedures, and permit the Lender (or any of its designated representatives) up to two (2) times per year (except during the occurrence and continuance of an Event of Default, when no such limits shall exist) to visit and inspect any of the properties of the Borrower and the other Obligors, including but not limited to the Brooks Project, to examine the books of account of the Borrower and the other Obligors (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and the other Obligors, and to be advised as to the same by their respective officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors), all at such reasonable times and intervals as the Lender may reasonably request.

(a)

The Borrower shall and shall cause each other Obligor, upon reasonable prior written notice, subject to reasonable safety and security procedures, and permit the Lender (or any of its designated representatives) to conduct field exams of the Collateral, all at such reasonable times and intervals as the Lender may reasonably request.

(b)

The Borrower will and will cause each other Obligor, upon the request of the Lender, participate in a meeting of the Lender once (or more frequently at Lender’s request at any time an Event of Default has occurred and is continuing during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Lender) at such time as may be agreed to by the Borrower and the Lender.

Section 8.14

Pledge of Note.  The Borrower acknowledges and agrees that the Note may be pledged by the Lender in connection with a bona fide margin account or other loan or financing arrangement that is secured by the Note; provided such pledge is made in compliance with applicable federal and state securities laws.  Such pledge of the Note shall not be deemed to be a transfer, sale or assignment of the Note hereunder, and no Lender effecting such pledge of a Note shall be required to provide the Borrower with any notice thereof or otherwise make any delivery to the Borrower pursuant to this Agreement or any other Transaction Document, unless required by applicable law.  The Borrower hereby agrees to execute and deliver such documentation as a pledgee of the Note may reasonably request in connection with a pledge of the Note to such pledgee by Lender.

Section 8.15

Additional Issuances of Securities.  The Borrower shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its Equity Interests, including without limitation any debt, preferred stock or other instrument or security that may be, at any time during its life, and under any circumstance, convertible into or exchangeable or exercisable for shares of Equity Interests, convertible securities or debt securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) without the prior written consent of the Lender.

Section 8.16

Use of Proceeds.  (a) The Borrower will receive gross proceeds from the sale of the Note of $10,600,000 prior to deducting all amounts to pay outstanding principal and interest on the March Note and Lender fees and expenses required to be paid pursuant to Section 5.1(i).  The Borrower shall use the proceeds to repay and refinance and repay the outstanding principal and accrued and unpaid interest on the March Note.  This Note is being issued solely as a result of various unexpected delays outside of the parties’ control at the Brooks facility being constructed and collateralized under this Note, in accordance with the following terms and conditions:

(b) The Borrower will maintain a separate bank account for the proceeds of this Offering.   The Borrower will deposit into such bank account the entire remaining net proceeds, if any, received by it from this Offering (after application of the proceeds as provided above in Section 8.1(a)) and disburse the funds in accordance with the Use of Proceeds table attached hereto.  Such bank account is not to be used for any business purpose other than holding funds of this Offering.  The corporate officers of the Borrower, rather than the management of the Borrower’s Blue Earth CHP subsidiary, will approve the transfer of funds and approval of payment of all invoices in accordance with the Use of Proceeds table previously agreed to by the parties and attached to the March Purchase Agreement.  In the event that the Borrower does not require all or any portion of the Note in order to fund the Brooks Project and/or subsequent to the Closing, obtains financing for the Brooks Project of up to $16,300,000, then the Borrower shall be entitled to use the remaining proceeds, if any, of this financing (after application of the proceeds as provided above in Section 8.1(a)) for working capital and other general corporate purposes, including, but not limited to, repayment of the Note.  The Borrower will not use the proceeds of the Note to repay any of the secured promissory notes referenced on Schedule 7.28 hereof.

Section 8.17

Further Assurances.  At any time or from time to time upon the request of the Lender, the Borrower will and will cause each other Obligor, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of the Transaction Documents.  In furtherance and not in limitation of the foregoing, the Borrower shall and shall cause each other Obligor take such actions as the Lender may reasonably request from time to time to ensure that the Obligations are secured by a first priority perfected Lien under the Pledge Agreement and Guaranty.

Section 8.18

Guaranty; Joinder.  Each of the Subsidiaries of the Borrower has entered into the Guaranty dated as of March 10, 2015 in favor of Lender (as amended by the Omnibus Amendment, and as further amended, restated, supplemented or modified from time to time, the “Guaranty”).  Within five (5) Business days (or such later date as the Lender may agree in its sole discretion) after any Person becomes a direct or indirect subsidiary of the Company, cause such Person to (a) become a Guarantor under the Guaranty by executing and delivering to the Lender a joinder agreement in form and substance satisfactory to the Lender, (b) to deliver to the Lender an amendment to the Pledge Agreement in form and substance satisfactory to the Lender to accomplish (i) the pledge of all of the shares of such subsidiary as security for the Obligations, and (ii) to grant a Lien on its assets as security for the Obligations, and (c) deliver to the Lender such charter documents, resolutions and favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) through (c)), all in form, content and scope reasonably satisfactory to Lender.

Section 8.19

Additional Post-Closing Requirements. Notwithstanding anything to the contrary contained in this Agreement, the Borrower hereby covenants and agrees to deliver to Lender the following, in each case in form and substance reasonably satisfactory to the Lender: (a) original share certificates representing all of the issued and outstanding stock of each of E2B Growth, Inc. and EnSite Power, Inc., together with undated stock transfer powers signed in blank on or before the fifth (5th) Business Day following the date of this Agreement  and (b)  a copy of a UCC-3 termination statement as filed with appropriate filing office evidencing the termination of the UCC-1 Financing Statement File Number 48615180002, filed with the Secretary of State for the State of California on April 30, 2015 naming Wesco Distribution, Inc. as secured party and Blue Earth Solar, Inc. as debtor thereunder on or before October 10, 2015.  The parties hereto agree that any failure by Borrower to timely satisfy the post-closing covenants set forth above in this Section 8.19 shall constitute an immediate Event of Default.

ARTICLE 9

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

Section 9.1

Events of Default.   The occurrence of any “Event of Default” as defined in Section 8 of the Note shall be deemed to be an Event of Default under this Agreement, and the provisions of Section 8 of the Note are incorporated herein by reference in their entirety.

Section 9.2

Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender shall have all rights and remedies provided for under the Note, the other Transaction Documents and under applicable law.  No Lender remedy herein or therein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given to Lender under this Agreement and each other Transaction Document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Lender in this Agreement or any other Transaction Document, it shall not be necessary to give any notice, other than such notice as may be herein expressly required herein or in such other Transaction Document.

ARTICLE 10

TERMINATION

In the event that the Closing  shall not have occurred with respect to a Lender due to the Borrower’s or such Lender’s failure to satisfy the conditions set forth in Sections 4.1 and 5.1 (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, except with respect to the Borrower’s obligations to issue Commitment Fee Shares and payment of expenses under Section 11.1.

ARTICLE 11

MISCELLANEOUS

Section 11.1

Payment of Expenses.

(a)

   (a)  The Borrower shall reimburse the Lender for all fees and expenses incurred by it related to this Agreement and the Offering including legal counsel, paid advisors and consultants (exclusive of any out-of-pocket expenses incurred by Borrower or its legal counsel).  The Borrower will be so obligated  whether the transaction closes or not, except in the circumstances where Lender elects not to close for reasons other than (i) not being entirely satisfied with its due diligence findings, (ii) it being unable to negotiate mutually acceptable definitive agreements with the Borrower, or (iii) the failure of conditions to close under Section 5.1.

(b)

The Borrower shall reimburse the Lender on demand for all reasonable costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral or enforcement of any rights or remedies under any of the Transaction Documents; (ii) collection of any Obligations; (iii) administration and enforcement of Lender’s rights under this Agreement or any other Transaction Document (including, without limitation, any costs and expenses of any third party provider engaged by the Lender for such purposes); (iv) costs associated with any refinancing or restructuring of the Note whether in the nature of a “work-out,” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; (v) all reasonable out-of-pocket costs and expenses of the Lender and its assignees (including, without limitation, attorneys’ fees) in connection with the assignment, transfers or syndication of the Note; and (vi) from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Lender), that may be payable in connection with the Note contemplated by this Agreement and the other Transaction Documents.  The Borrower shall also pay all normal service charges with respect to all accounts maintained by the Borrower with the Lender and any additional services requested by Borrower from the Lender.  All such costs, expenses and charges shall constitute Obligations hereunder, shall be payable by the Borrower to the Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to the Note hereunder.  Without limiting the foregoing, if (a) any Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Lender otherwise takes action to collect amounts due under such Note or to enforce the provisions of such Note or (b) there occurs any bankruptcy, reorganization, receivership of either Borrower or any other Obligor, or other proceedings affecting creditors’ rights and involving a claim under such Note, then the Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements (including such fees and disbursements related to seeking relief from any stay, automatic or otherwise, in effect under any Bankruptcy Law).

Section 11.2

Governing Law; Jurisdiction; Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY, NEW YORK, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY TRANSACTION DOCUMENT, OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION

Section 11.3

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature (e.g. pdf) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 11.4

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 11.5

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11.6

Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Lender, the Borrower, their Affiliates and Persons acting on their behalf with respect to the matters covered herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Borrower or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement, the Note or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by both the Borrower and the Lender.

Section 11.7

Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Borrower:

Blue Earth, Inc.
2298 Horizon Ridge Parkway, Suite 205
Henderson, Nevada 89052
Telephone: (702) 263-1808
Facsimile: (702) 263-1823
Email:   bob@blueearthinc.com
Attention: Robert Powell, CEO

With a copy (for informational purposes only) to:

Davidoff Hutcher & Citron LLP
605 Third Avenue
New York, New York 10158
Telephone: (212) 557-7200
Facsimile: (212) 286-1884
Attention: Elliot H. Lutzker, Esq.

If to the Lender:

Jackson Investment Group, LLC

2655 Northwinds Parkway

Alpharetta, Georgia

Telephone:   (770) 643-5605

Facsimile:    (678) 485-5356

Email mblacker@jacksonhealthcare.com

Attention:  Richard L. Jackson

With a copy (for informational purposes only) to:

Kilpatrick Townsend & Stockton LLP

Suite 2800, 1100 Peachtree Street N.E.

Atlanta, Georgia 30309-4528

Telephone:   (404) 815-6444

Facsimile:     (404) 541-3402

Email: dstockton@kilpatricktownsend.com

Attention:  David Stockton

or to such other address and/or facsimile number email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

Section 11.8

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any purchasers of the Note.  The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender, including by way of a change of control.  Lender may assign some or all of its rights and obligations hereunder in connection with transfer of the Note without the consent of the Borrower, in which event such assignee shall be deemed to be the Lender hereunder with respect to such assigned rights and obligations, and the Borrower shall use its best efforts to ensure that such transferee is registered as the Lender and that any Liens on the Collateral shall also be for the benefit of such assignee to the extent of any such assignment.

Section 11.9

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 11.10

Survival.  Unless this Agreement is terminated under ARTICLE 11, the representations, warranties, agreements and covenants of the Borrower and the Lender contained in the Transaction Documents shall survive the Closing.  The parties acknowledge and agree that (i) nothing in this Agreement is intended to amend or modify the provisions of the March Purchase Agreement, including, without limitation, Sections 7.7(b), 8.17 and 8.20 of the March Purchase Agreement, and (ii) the March Purchase Agreement shall remain in full force and effect in accordance with its terms after giving effect to this Agreement.

Section 11.11

Further Assurances.  The Borrower shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 11.12

Indemnification  The Borrower agrees to indemnify, hold harmless, reimburse and defend the Lender and the Lender’s officers, directors, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Lender or any such Person which results, arises out of or is based upon (i) any misrepresentation by Borrower or any other Obligor or any breach of any warranty by Borrower or any other Obligor in the Transaction Documents or in any other agreement delivered pursuant thereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Borrower of any covenant or undertaking to be performed by the Borrower hereunder, or any other agreement entered into by the Borrower and Lender relating hereto.

Section 11.13

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 11.14

Waiver.  No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 11.15

Payment Set Aside.  To the extent that Borrower or any Obligor makes a payment or payments to the Lender hereunder or pursuant to any of the other Transaction Documents or the Lender enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower or such other Obligor, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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IN WITNESS WHEREOF, each party has caused its signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

BORROWER:

BLUE EARTH, INC.,

a Nevada corporation

By:  /s/ Robert Powell

Name:   Robert Powell

Title:  Chief Executive Officer

LENDER:

JACKSON INVESTMENT GROUP, LLC

By:  /s/ Douglas B. Kline

Name:  Douglas B. Kline

Title:  Chief Financial Officer